Exhibit 99.1
DATE: January 8, 2009
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REPORTS 2008 REVENUE, ACHIEVES HALF BILLION DOLLAR MILESTONE
•	2008 sales of $501.6 million surpass 2007 sales by 8.1%

•	2008 fourth quarter sales of $134.0 million

•	Elevate® Posterior drives double-digit growth in Prolapse
MINNEAPOLIS, January 8, 2009 — In anticipation of presenting at the JP Morgan Healthcare Conference on January 13, 2009, American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported today preliminary sales of $134.0 million for the fourth quarter of 2008, a 3.0 percent increase over sales of $130.0 million in the comparable quarter of 2007. The fourth quarter growth over last year was negatively impacted by foreign currency fluctuations. The strengthening of the U.S. dollar negatively affected revenue for the quarter by $3.8 million, compared to the fourth quarter of 2007. Adjusting for the negative impact of the stronger U.S. dollar results in fourth quarter growth of 5.9 percent over the same period last year. Preliminary sales for the year 2008 were reported at $501.6 million, an 8.1 percent increase over sales of $463.9 million for the year 2007.
The men’s health business grew 0.8 percent to $88.9 million in the fourth quarter. Fourth quarter men’s health sales were hampered by a slowing of the growth rate for erectile restoration, and a 9.4 percent decline in laser therapy. While the economy has impacted growth in erectile restoration, we saw strong performance in male continence which continues to experience market expansion driven by the AdVance® sling system used to address mild male incontinence.
The fourth quarter women’s health business grew 7.8 percent to $45.1 million. The female continence product line continued strong double digit growth led by the MiniArc® Single- Incision Sling system. The prolapse repair product line also achieved double digit growth in the fourth quarter, driven by the recent launch of the Elevate® posterior product offering.
“We are excited to achieve the half billion dollar sales milestone,” noted Tony Bihl, Chief Executive Officer. “However, most notable in the fourth quarter were the rapid acceptance of the Elevate® posterior product and the FDA approval of the Elevate® anterior product late in the fourth quarter. We will perform a limited release of Elevate® anterior in the first half of 2009 and look forward to full commercial launch by the third quarter of 2009.”
Mr. Bihl further commented, “Our fourth quarter revenue performance exceeded our previously disclosed guidance issued on November 4, 2008 of $126 million to $132 million. Despite exceeding the revenue guidance we are reiterating our previously issued fourth quarter earnings per share guidance of $0.21 to $0.25, excluding the impact of any potential unusual non-recurring charges. We will be providing final fourth quarter and full year 2008 EPS results, along with 2009 guidance on our fourth quarter earnings call scheduled for February 17, 2009.”
The Company will participate in the 27th Annual JP Morgan Healthcare Conference on Tuesday, January 13, 2009 in San Francisco. Tony Bihl, Chief Executive Officer, and Mark Heggestad, Chief Financial Officer, will present to attendees of the conference at 7:30 a.m. pacific time (10:30 a.m. eastern time). A live audio webcast of the presentation will be available to all interested parties at the Company’s Investor Relations website at www.AmericanMedicalSystems.com.

American Medical Systems
January 8, 2009

Earnings Call Information
American Medical Systems will host a conference call on Tuesday, February 17, 2009 at 5:00 p.m. eastern time to discuss its fourth quarter and full year results for 2008. The Company will also provide guidance for 2009 on this call. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 310,000 patients in 2007.

American Medical Systems
January 8, 2009

Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; successfully managing increased debt leverage and related credit facility financial covenants; the impact on operations of the disruption in global financial markets, factors impacting the stock market and share price and its impact on the dilution of convertible securities; changes in the accounting method for convertible debt securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 29, 2007, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2007 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
January 8, 2009

American Medical Systems Holdings, Inc.
Selected Sales Information
(Unaudited)
(In thousands)

	Three Months Ended		Twelve Months Ended
	January 3,	December 29,	January 3,	December 29,
	2009	2007	2009	2007
Sales
Men’s health	$88,854	$88,162	$335,557	$314,016
Women’s health	45,160	41,887	166,084	149,912

Total	$134,014	$130,049	$501,641	$463,928

Geography
United States	$96,978	$91,190	$355,678	$334,258
International	37,036	38,859	145,963	129,670

Total	$134,014	$130,049	$501,641	$463,928

Percent of total sales
Men’s health	66%	68%	67%	68%
Women’s health	34%	32%	33%	32%

Total	100%	100%	100%	100%

Geography
United States	72%	70%	71%	72%
International	28%	30%	29%	28%

Total	100%	100%	100%	100%